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                                                                   EXHIBIT 10.14

                      NON-RECOURSE SECURED PROMISSORY NOTE

$750,000                                                           April 2, 2002


        FOR VALUE RECEIVED, the undersigned, JOSEPH CAMPBELL ("Borrower"), hereby promises to pay to iManage, Inc., a Delaware corporation ("Lender"), or order, the principal sum of Seven Hundred Fifty-Thousand Dollars ($750,000), and accrued interest thereon, as provided herein.

        A. Use of Proceeds. The sums advanced to Borrower under this Note shall be applied solely to finance Borrower's purchase of the residence located at 1379 Country Club Drive, Los Altos, California 94024 (the "Residence").

        B. Payments.

           1. Interest. Interest shall accrue with respect to the outstanding principal indebtedness under this Non-Recourse Secured Promissory Note (this "Note") at the per annum rate of 5.00%. Interest payable under this Note shall be calculated on the basis of a three hundred sixty-five (365) day year for actual days elapsed.

           2. Maturity Date. The principal amount and all accrued and unpaid interest due under this Note (collectively, the "Borrower's Obligations") shall be due and payable in full without any further notice or demand on the earlier of the following dates (the "Maturity Date") (a) April 2, 2007, (b) the date which is six (6) months following the date of the Voluntary Resignation of Borrower from the Lender (or any successor entity), (c) the date which is six
(6) months following Borrower's termination by the Lender (or any successor entity) for Cause, or (d) an Event of Default. For purposes of this Note, "Cause" shall mean, Borrower's (i) willful misconduct or gross negligence in the performance of his duties as Chief Operating Officer of Lender (or any successor entity), including his refusal to comply in any material respect with the legal directives of the Board of Directors of Lender (or any successor entity); (ii) dishonest or fraudulent conduct, a deliberate attempt to do an injury to Lender (or any successor entity), or conduct that materially harms Lender (or any successor entity), or is materially detrimental to the reputation of Lender (or any successor entity), including the conviction of Borrower of any felony; or
(iii) any material breach of any element of the Employee Inventions and Proprietary Rights Assignment Agreement between Lender and Borrower dated October 1, 2000, including without limitation, theft or other misappropriation of proprietary information of Lender (or any successor entity). "Voluntary Resignation" shall mean the voluntarily resignation by Borrower as an employee of Lender, such that he is no longer an employee, officer or consultant of Lender. Voluntary Resignation shall not mean (i) termination of the services of Borrower as a result of death or disability, (ii) termination of Borrower's services by the Lender for any reason, or (iii) resignation by Borrower following an event deemed to be Good Reason. "Good Reason" shall mean (i) a material adverse change in Borrower's position with Lender, or (ii) a reduction of Borrower's base salary or incentives, unless such reduction is in connection with similar decreases of the other members of the Lender's management team.

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           3. Application of Payments. Any payment received from Borrower shall be first applied to accrued but unpaid interest and then to the principal amount then outstanding under this Note.

           4. Optional and Mandatory Prepayment.

              (a) Borrower shall have the right at any time and from time to time to prepay, in whole or in part, the principal amount of this Note, without payment of any premium or penalty. Any principal prepayment must be accompanied by a payment of all interest accrued but unpaid through the date of such prepayment.

              (b) Borrower shall pay over to Lender fifty-percent (50%) of any cash or non-cash proceeds realized on the sale or other disposition of any shares of Common Stock of the Lender ("Lender Common Stock") issued as the result of the exercise of options granted by Lender to Borrower, with all such proceeds to be applied as a mandatory prepayment of Borrower's obligations under this Note no later than three (3) trading days after each such sale or other disposition.

           5. Form of Payment. The Borrower's Obligations are to be paid in lawful money of the United States of America in immediately available funds.

           6. Security. Pursuant to the certain Stock Pledge Agreement (the "Pledge Agreement") of even date herewith, Borrower has granted Lender a security interest in the Pledged Collateral (as defined therein) to secure the payment of all of the Borrower's Obligations. In addition, the Borrower's Obligations shall be secured by a Deed of Trust (the "Deed of Trust") encumbering the Residence. Borrower hereby covenants that the Deed of Trust will be subordinate only to a deed of trust for the benefit of Merrill Lynch Credit Corporation made by Borrower and Theresa B. Campbell, as trustor, which loan secured by such deed of trust may not exceed the original principal amount of One Million One Hundred Thousand Dollars ($1,100,000.00). Lender agrees that this is a non-recourse Note, that its sole recourse for any obligation or payment hereunder shall be the Pledged Collateral and rights to payment under the Deed of Trust.

        C. Events of Default.

           1. The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Note:

              (a) Borrower's breach of the obligation to pay any amount payable under this Note on the date that it is due and payable or within five (5) business days thereafter;

              (b) The occurrence of an Event of Default under the Pledge Agreement which shall not have been cured within any applicable cure period or otherwise waived by Lender;

              (c) Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or


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relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any action in furtherance of any of the foregoing; or

              (d) An involuntary petition is filed against Borrower (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Borrower.

Borrower shall notify the Lender promptly in writing of the occurrence of any Event of Default.

           2. Rights and Remedies on Event of Default. On the occurrence and during the continuance of an Event of Default, all principal, interest and charges owing under this Note shall immediately and without the requirement of further notice or other action by Lender become due and payable and Lender shall have the right to enforce this Note by exercise of the rights and remedies granted to it by applicable law and to such remedies as are specified in the Pledge Agreement and the Deed of Trust. In addition upon the occurrence and during the continuance of a default under the Deed of Trust, Lender shall have the right to declare all principal, interest and changes under this Note immediately and payable as provided in the Deed of Trust.

        D. Other Provisions.

           1. Governing Law. This Note shall be governed by California law, without giving effect to conflicts of law principles.

           2. Due on Sale. The Deed of Trust contains a "Due on Sale" provision which reads as follows:

              If the Trustor shall sell, convey or alienate said property, or any part thereof, or any interest therein, or shall be divested of his title or any interest therein in any manner or way, whether voluntarily or involuntarily, without the written consent of the Beneficiary being first had and obtained, Beneficiary shall have the right, at its option, except as prohibited by law, to declare any indebtedness or obligation secured hereby, irrespective of the maturity date specified in any note evidencing the same, immediately due and payable.

           3. Change in Ownership. If a person other than the Borrower becomes co-owner to the Residence, such person will also sign the Deed of Trust.

           4. Balloon Payment. Notice is hereby given that this Note calls for a balloon payment on the Maturity Date. Pursuant to Civil Code Section 2924i ("Section 2924i"), the holder of this Note shall provide to the undersigned written notice at least ninety (90) and not more than one hundred fifty (150) days before the balloon payment is due, as provided by Section 2924i.

           5. Borrower Waivers. Borrower waives presentment, diligence, demand of payment, notice, protest and all other demands and notices in connection with the delivery,


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acceptance, performance, default or enforcement of this Note. In any action on this Note, Lender need not produce or file the original of this Note, but need only file a photocopy of this Note certified by Lender be a true and correct copy of this Note.

           6. Enforcement Costs. Borrower shall pay all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses Lender expends or incurs in connection with the enforcement of this Note, the collection of any sums due under this Note, any actions for declaratory relief in any way related to this Note, or the protection or preservation of any rights of the holder under this Note. Lender agrees to pay the attorney's fees of Borrower in connection with the making of this Note, the Pledge Agreement and the Deed of Trust, in an amount not to exceed $8,000.

           7. Entire Agreement. This Note, the Pledge Agreement and the Deed of Trust constitute the entire agreement between Borrower and Lender with respect to the subject matter hereof and supersede all prior or contemporaneous negotiations, communications, discussions and correspondence concurring the subject matter hereof.

           8. Headings. Section headings used in this Note have been set forth herein for convenience of reference only. Unless the contrary is compelled by the context, everything contained in each section hereof applies equally to this entire Note.



                                                       ------------------------
                                                       JOSEPH CAMPBELL

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